CENTERPLATE, INC.
300 First Stamford Place
Stamford, Connecticut 06902

March 22, 2007
BCP Volume L.P.
BCP Offshore Volume L.P.
VSI Management Direct L.P.
c/o The Blackstone Group
345 Park Avenue
31st Floor
New York, New York 10154
Recreational Services L.L.C.
c/o General Electric Capital Corporation
201 Merrit 7
Norwalk, Connecticut 06851
RE: Registration Rights Agreement dated as of December 10, 2003
       Ladies and Gentlemen:
     Reference is made to that certain Registration Rights Agreement dated as of December 10, 2003 (the “Registration Rights Agreement”) by and among Centerplate, Inc., a Delaware corporation formerly known as Volume Services America Holdings, Inc. (the “Company”), VSI Management Direct L.P., a Delaware limited partnership (“Direct”), BCP Volume L.P., a Delaware limited partnership, BCP Offshore Volume L.P., a Cayman Islands limited partnership, (BCP Volume L.P. and BCP Offshore Volume L.P. together, “Blackstone”), Recreational Services L.L.C., a Delaware limited liability company (“GE”) and Lawrence E. Honig and Kenneth R. Frick. Capitalized terms used but not defined herein have the meanings given to them in the Registration Rights Agreement.
     Blackstone, GE and Direct have made a request for registration of the Registrable Securities pursuant to the Registration Rights Agreement. In connection therewith, Blackstone, GE and Direct have requested that the Company file a Shelf Registration on Form S-3. Prior to the date hereof, the Company has not used, and is not generally using registration statements pursuant to Rule 415 of the Securities Act or an equivalent provision of the Canadian Securities Laws and, therefore, is not currently required under the terms of the Registration Rights Agreement to file a Shelf Registration. However, the Company wishes to facilitate the offer of Registrable Securities by Blackstone, GE and Direct by filing a Shelf Registration, provided that the use of such Shelf Registration to offer the Registrable Securities is limited in the manner set forth herein.

Therefore, this letter agreement sets forth the understanding and agreement of GE, Blackstone, Direct and the Company with respect to the filing of a Shelf Registration (the “Shelf Registration Statement”).
The following limitations shall apply to the Shelf Registration Statement:
1.	Each individual take-down of Registrable Securities under the Shelf Registration Statement (each such take-down being referred to as an “Offering”) shall be deemed a demand registration under Section 2.1 of the Registration Rights Agreement, and the limitations applicable to such registrations shall continue to apply to any such Offering, except as modified by this letter agreement. For purposes of this letter agreement, an Offering shall be deemed to commence at such time, subsequent to the effective date of the Shelf Registration Statement, when the Company has, at the request and in the sole discretion of the selling Holders, furnished copies of a preliminary prospectus (constituting a preliminary prospectus supplement and a base prospectus) to the underwriter(s) for use by such underwriter(s) in connection with the offering of the Registrable Securities in a take-down.

2.	GE, Blackstone and Direct may request the Company to offer and sell Registrable Securities on their behalf under the Shelf Registration Statement from time to time, provided, however, that in no event shall the Company be required to offer Registrable Securities under the Shelf Registration Statement more than three times during the 36-month period following the effective date of the Shelf Registration Statement. The Company shall use its best efforts to keep the Shelf Registration Statement effective until the earlier to occur of (i) the three year anniversary of the effective date of the Shelf Registration Statement or (ii) until such time as all of the Registrable Securities have been sold.

3.	Incomplete or abandoned offerings under the Shelf Registration Statement shall not be deemed to constitute one of the three Offerings available to the selling Holders in accordance with this letter agreement (and shall not constitute a demand registration request for purposes of the Registration Rights Agreement) where such offering is not completed or is abandoned because: (i) such Offering is interfered with by any stop order, injunction or other order or requirement of the SEC, the applicable Canadian securities regulatory authorities or other Governmental Entity for any reason not attributable to any selling Holder or their Affiliates; (ii) the conditions to closing specified in the underwriting agreement entered into in connection with such Offering are not satisfied or waived, other than conditions within the control of a selling Holder; or (iii) any other reason attributable to the Company and not general market or regulatory conditions or the market or regulatory environment for IDSs and similar securities.

4.	Neither GE, Blackstone nor Direct may request the Company, and the Company shall not be required, to offer Registrable Securities under the Shelf Registration Statement if such offer would not result in gross proceeds to GE, Blackstone and

Direct in the aggregate amount of at least U.S. $10,000,000, provided, however, that if Blackstone, GE and Direct are otherwise permitted to offer Registrable Securities under the Shelf Registration Statement they may request to Company to offer Registrable Securities under the Shelf Registration Statement if such Offering is for all the remaining Registrable Securities of Blackstone, GE and Direct, even if such Offering would not result in gross proceeds to GE, Blackstone and Direct in an aggregate amount of at least U.S. $10,000,000.
5.	Each Offering under the Shelf Registration Statement shall be conducted as an underwritten public offering. In connection with each such Offering the selling Holders and underwriter(s) shall consult with the Company and, prior to approaching any offeree, disclose the identity of such offeree to the Company.

6.	The parties hereto acknowledge that the prospectus contained in the Shelf Registration Statement may need to be updated prior to any Offering, and that such updates may include updates to the sections of the prospectus dealing with material tax consequences. The selling Holders agree (a) to notify the Company in writing 30 to 60 days in advance of any intended Offering to allow the Company to prepare any required updates (including applicable opinions of counsel and the supporting documentation for such opinions) and (if necessary) file such updates in a prospectus supplement or an amendment to the Shelf Registration Statement and (b) not to use any prospectus or prospectus supplement (i) that has not been previously approved by the Company or (ii) after receiving notice from the Company that the prospectus or prospectus supplement may need to be updated.

7.	At the closing of any Offering, the selling Holders shall remit to the Company any accrued interest on the subordinated notes issued in the exchange.
This letter agreement shall be governed by the laws of the State of New York. Please indicate you agreement with the foregoing by signing in the space provided below.
[Signature Pages Follow]

Very Truly Yours, CENTERPLATE, INC.
By:	/s/ KEVIN F. McNAMARA
Name:	Kevin F. McNamara
Title:	Executive Vice President and Chief Financial Officer

Acknowledged and Agreed
as of this 22nd day of March, 2007
BCP VOLUME L.P.

By:	Blackstone Capital Partners II Merchant
Banking Fund L.P., as General Partner

	By:	Blackstone Management Associates II L.L.C.,
as General Partner

	By:	/s/ GARRETT MORAN

	Name:	Garrett Moran
	Title:	Attorney-in-Fact

BCP OFFSHORE VOLUME L.P.

By:	Blackstone Management Associates II L.L.C.,
as General Partner

	By:	/s/ GARRETT MORAN

	Name:	Garrett Moran
	Title:	Attorney-in-Fact

By:	Blackstone Service (Cayman) LDC,
as Administrative General Partner

	By:	/s/ GARRETT MORAN

	Name:	Garrett Moran
	Title:	Attorney-in-Fact

VSI MANAGEMENT DIRECT L.P.

By:	VSI Management I L.L.C.

By: Blackstone Management Associates II L.L.C.,
as Managing Member

	By:	/s/ GARRETT MORAN

	Name:	Garrett Moran
	Title:	Attorney-in-Fact

RECREATIONAL SERVICES L.L.C.

By:	General Electric Capital Corporation,
as Managing Member

	By:	/s/ MICHAEL A. GAUDINO

	Name:	Michael A. Gaudino
	Title:	Vice President